Exhibit 99.1

For Immediate Release

Behringer Harvard Purchases Two Office
Buildings in Unique Princeton Location

DALLAS, June 29, 2006 — Behringer Harvard REIT I, Inc. announced today its acquisition of two office buildings in Princeton, New Jersey. Located approximately 20 miles northeast of Philadelphia and 40 miles southwest of New York City, Princeton is known as the home of the nation’s fourth-oldest university.

The purchase consists of two three-story buildings at 600 and 619 Alexander Road that were built in 1983 and 1985, respectively, and are situated on a 6.56-acre site in south Princeton. Located five miles northeast of the I-295 Loop on U.S. Highway 1 (Route 1), the buildings provide a combined total of 97,447 rentable square feet and are currently 98 percent leased. Major tenants include Sovereign Bank; Nassau Broadcasting, a radio broadcasting company; and Wells Fargo Bank. Management and leasing of the buildings has been assigned to Trammell Crow Company.

“With its strong rent roll and close proximity to Princeton University, we expect these stabilized properties to provide predictable cash flow for our REIT investors,” said Robert M. Behringer, chairman and CEO of Behringer Harvard. “The Princeton office market has consistently outperformed surrounding markets in central New Jersey in terms of occupancy and rental rates over the past two years.”

Princeton University is the social and economic driver of the region and a member of the venerable Ivy League. Employing more than 5,400, it also brings half a million visitors and $2 billion in economic activity to the area. The institution’s international prestige also attracts corporate interest to this boutique market. Princeton University owns 300 acres of developable land directly across from the buildings on Alexander Road, which is the major access road to the university from U.S. Highway 1.

The greater Princeton area benefits from a well-maintained network of local roads, highways, mass transportation and regional airports. The area is served with links to high-speed rail services to New York City and Philadelphia.

About Behringer Harvard

Behringer Harvard is an investment company that offers a diverse selection of real estate funds reflecting core, value-added and opportunistic investment strategies. Its publicly registered non-traded REITs and limited partnerships provide strategic opportunities for sellers of institutional-quality real estate as well as individual investors seeking to diversify their portfolios. The company’s finite-life programs, offered through the independent broker dealer community, generally feature a total return focus and the financial transparency of public securities. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard REIT I Inc. that are based on our current expectations,

estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of equity Behringer Harvard REIT I Inc. Forward-looking statements in this document speak only as of the date on which such statements were made and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts

Katie Myers	Jason Mattox	Barbara Marler
Richards/Gravelle	Executive Vice President	Marketing Communications
katie_myers@richards.com	Behringer Harvard	Manager
214.891.5842	jmattox@behringerharvard.com	Behringer Harvard
	866.655.3600	bmarler@behringerharvard.com
469.341.2312